UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2016

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

WesBanco, Inc. issued a press release today announcing earnings for the three months ended March 31, 2016.  The press release is attached as Exhibit 99.1 to this report.

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the first quarter of 2016 on Wednesday, April 20, 2016 at 3:00 p.m. ET.

Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.
A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10083771. The replay will begin at approximately 5 p.m. ET on April 20, and end at 12 a.m. ET on April 28. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Item 7.01 Regulation FD Disclosure

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

Representatives of the Registrant will be making a presentation to its Stockholders at the Annual Meeting of Stockholders today at 12:00 noon, at Glessner Auditorium, Wilson Lodge at the Oglebay Resort and Conference Center in Wheeling, West Virginia.  A copy of the presentation material is being furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits:

99.1 -  Press release dated April 20, 2016 announcing earnings for the three months ended March 31, 2016

99.2 -  Presentation material used by WesBanco, Inc., for its Annual Meeting of Stockholders on April 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 20, 2016	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer